EXHIBIT 10.1

                                CREDIT AGREEMENT


                                   dated as of


                                 January 3, 2005


                                      among


                              THE DRESS BARN, INC.


                            The Lenders Party Hereto


                                       and


                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                           ---------------------------


                           J.P. MORGAN SECURITIES INC.

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                   as Co-Lead Arrangers and Joint Bookrunners,

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                                       and

                              THE BANK OF NEW YORK,

                                 CITIBANK, N.A.

                                       and

                        WELLS FARGO RETAIL FINANCE, LLC,
                           as Co-Documentation Agents
================================================================================

                                TABLE OF CONTENTS
                                                                                                      Page
                                   ARTICLE I

                                   Definitions

   SECTION 1.01.           Defined Terms.................................................................1
   SECTION 1.02.           Classification of Loans and Borrowings.......................................24
   SECTION 1.03.           Terms Generally..............................................................24
   SECTION 1.04.           Accounting Terms; GAAP.......................................................24
   SECTION 1.05.           Pro Forma Calculations.......................................................25

                                   ARTICLE II

                                   The Credits

   SECTION 2.01.           Commitments..................................................................25
   SECTION 2.02.           Loans and Borrowings.........................................................25
   SECTION 2.03.           Requests for Borrowings......................................................26
   SECTION 2.04.           Swingline Loans..............................................................27
   SECTION 2.05.           Letters of Credit............................................................28
   SECTION 2.06.           Funding of Borrowings........................................................33
   SECTION 2.07.           Interest Elections...........................................................34
   SECTION 2.08.           Termination and Reduction of Commitments.....................................35
   SECTION 2.09.           Repayment of Loans; Evidence of Debt.........................................36
   SECTION 2.10.           Amortization of Term Loans...................................................37
   SECTION 2.11.           Prepayment of Loans..........................................................38
   SECTION 2.12.           Fees40
   SECTION 2.13.           Interest.....................................................................41
   SECTION 2.14.           Alternate Rate of Interest...................................................42
   SECTION 2.15.           Increased Costs..............................................................42
   SECTION 2.16.           Break Funding Payments.......................................................44
   SECTION 2.17.           Taxes........................................................................44
   SECTION 2.18.           Payments Generally; Pro Rata Treatment; Sharing of Set-offs..................46
   SECTION 2.19.           Mitigation Obligations; Replacement of Lenders...............................48

                                   ARTICLE III

                         Representations and Warranties

   SECTION 3.01.           Organization; Powers.........................................................49
   SECTION 3.02.           Authorization; Enforceability................................................49
   SECTION 3.03.           Governmental Approvals; No Conflicts.........................................49
   SECTION 3.04.           Financial Condition; No Material Adverse Change..............................50
   SECTION 3.05.           Properties...................................................................51
   SECTION 3.06.           Litigation and Environmental Matters.........................................51
   SECTION 3.07.           Compliance with Laws and Agreements..........................................52
   SECTION 3.08.           Investment and Holding Company Status........................................52
   SECTION 3.09.           Taxes........................................................................52
   SECTION 3.10.           ERISA; Margin Regulations....................................................52
   SECTION 3.11.           Disclosure...................................................................52
   SECTION 3.12.           Subsidiaries.................................................................53
   SECTION 3.13.           Insurance....................................................................53
   SECTION 3.14.           Labor Matters................................................................53
   SECTION 3.15.           Solvency.....................................................................53
   SECTION 3.16.           Collateral Matters...........................................................54
   SECTION 3.17.           Use of Proceeds..............................................................55

                                   ARTICLE IV

                                   Conditions

   SECTION 4.01.           Effective Date...............................................................55
   SECTION 4.02.           Each Credit Event............................................................57

                                    ARTICLE V

                              Affirmative Covenants

   SECTION 5.01.           Financial Statements and Other Information...................................58
   SECTION 5.02.           Notices of Material Events...................................................60
   SECTION 5.03.           Information Regarding Collateral.............................................60
   SECTION 5.04.           Existence; Conduct of Business...............................................61
   SECTION 5.05.           Payment of Obligations.......................................................61
   SECTION 5.06.           Maintenance of Properties....................................................61
   SECTION 5.07.           Insurance....................................................................61
   SECTION 5.08.           Casualty and Condemnation....................................................61
   SECTION 5.09.           Books and Records; Inspection and Audit Rights...............................62
   SECTION 5.10.           Compliance with Laws.........................................................62
   SECTION 5.11.           Use of Proceeds and Letters of Credit........................................62
   SECTION 5.12.           Additional Subsidiaries......................................................62
   SECTION 5.13.           Further Assurances...........................................................62
   SECTION 5.14.           Interest Rate Protection.....................................................63

                                   ARTICLE VI

                               Negative Covenants

   SECTION 6.01.           Indebtedness; Certain Equity Securities......................................64
   SECTION 6.02.           Liens........................................................................65
   SECTION 6.03.           Fundamental Changes; SPE Restrictions........................................66
   SECTION 6.04.           Investments, Loans, Advances, Guarantees and Acquisitions....................67
   SECTION 6.05.           Asset Sales..................................................................69
   SECTION 6.06.           Sale and Leaseback Transactions..............................................69
   SECTION 6.07.           Hedging Agreements...........................................................70
   SECTION 6.08.           Restricted Payments; Certain Payments of Indebtedness........................70
   SECTION 6.09.           Transactions with Affiliates.................................................71
   SECTION 6.10.           Restrictive Agreements.......................................................71
   SECTION 6.11.           Amendment of Material Documents..............................................72
   SECTION 6.12.           Adjusted Leverage Ratio......................................................72
   SECTION 6.13.           Fixed Charge Coverage Ratio..................................................72
   SECTION 6.14.           Consolidated Net Worth.......................................................72
   SECTION 6.15.           Capital Expenditures.........................................................72

                                   ARTICLE VII

                                Events of Default


                                  ARTICLE VIII

                            The Administrative Agent


                                   ARTICLE IX

                                  Miscellaneous

   SECTION 9.01.           Notices......................................................................78
   SECTION 9.02.           Waivers; Amendments..........................................................79
   SECTION 9.03.           Expenses; Indemnity; Damage Waiver...........................................80
   SECTION 9.04.           Successors and Assigns.......................................................81
   SECTION 9.05.           Survival.....................................................................85
   SECTION 9.06.           Counterparts; Integration; Effectiveness.....................................85
   SECTION 9.07.           Severability.................................................................85
   SECTION 9.08.           Right of Setoff..............................................................85
   SECTION 9.09.           Governing Law; Jurisdiction; Consent to Service of Process...................86
   SECTION 9.10.           WAIVER OF JURY TRIAL.........................................................86
   SECTION 9.11.           Headings.....................................................................87
   SECTION 9.12.           Confidentiality..............................................................87
   SECTION 9.13.           Patriot Act..................................................................87
   SECTION 9.14.           Interest Rate Limitation.....................................................88
   SECTION 9.15.           Release of Subsidiary Loan Parties and Collateral............................88


SCHEDULES:

Schedule 2.01 -- Commitments

Schedule 2.05 -- Existing Letters of Credit

Schedule 3.05 -- Real Properties

Schedule 3.06 -- Disclosed Matters

Schedule 3.12 -- Subsidiaries

Schedule 3.13 -- Insurance

Schedule 3.16 -- Mortgaged Properties

Schedule 6.01 -- Existing Indebtedness

Schedule 6.02 -- Existing Liens

Schedule 6.04 -- Existing Investments

Schedule 6.09 -- Transactions with Affiliates

Schedule 6.10 -- Existing Restrictions and Conditions

EXHIBITS:

Exhibit A         --  Form of Assignment and Assumption

Exhibit B-1       --  Form of Opinion of Proskauer Rose LLP

Exhibit B-2       --  Form of Opinion of Christopher J. McDonald, Esq.

Exhibit B-3       --  Form of Opinion of Willcox & Savage

Exhibit B-4       --  Form of Opinion of Dorsey & Whitney LLP

Exhibit C         --  Form of Guarantee and Collateral Agreement

Exhibit D         --  Form of Perfection Certificate

Exhibit E         --  Form of Issuing Bank Agreement

Exhibit F-1       --  Form of Revolving Note

Exhibit F-2       --  Form of Term Note

                     CREDIT AGREEMENT dated as of January 3,
                 2005, among THE DRESS BARN, INC., a Connecticut
               corporation, the LENDERS party hereto and JPMORGAN
              CHASE BANK, N.A., a national banking association, as
               administrative agent and collateral agent for such
                                    lenders.

                  The parties hereto agree as follows:

ARTICLE I

                                   Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below: --------------

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquisition" means the acquisition by the Borrower pursuant to the Acquisition Agreement of all the Equity Interests of the Company for a purchase price of $320,000,000 in cash, subject to adjustment as set forth in the Acquisition Agreement, and the related transactions provided for in the Acquisition Agreement and the documents related thereto.

                  "Acquisition Agreement" means the Stock Purchase Agreement dated as of November 16, 2004, among the Borrower, the Company and American Retail Group, Inc., a Delaware corporation.

                  "Acquisition Documents" means the Acquisition Agreement and all other material agreements, instruments and documents relating to the Acquisition.

                  "Adjusted Consolidated Debt" means, as of any date, the sum, without duplication, of (a) Total Indebtedness at such date and (b) an amount equal to six times Consolidated Rental Expense for the then current fiscal year of the Borrower, as reflected in the footnotes to the most recent audited financial statements of the Borrower.

                  "Adjusted Leverage Ratio" means, on any date, the ratio of (a) Adjusted Consolidated Debt as of such date to (b) Consolidated EBITDAR for the period of four consecutive fiscal quarters of the Borrower ended as of such date (or, if such date is not the last day of a fiscal quarter, ended as of the last day of the fiscal quarter of the Borrower most recently ended prior to such date).

                  "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent for the Lenders hereunder and under the Loan Documents.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agreement" means this Credit Agreement, as modified, amended or restated from time to time.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Prepayment Percentage" means (a) in the case of an Asset Disposition or a Damages Event, 100%; (b) in the case of a Debt Issuance, 100%; and (c) in the case of an Equity Issuance, 50%.

                  "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurocurrency Loan that is a Revolving Loan or a Tranche A Term Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurocurrency Spread" or "Commitment Fee Rate", as the case may be, based upon the Adjusted Leverage Ratio as of the most recent determination date; provided that until the first date upon which the consolidated financial statements required to be delivered to it pursuant to Section 5.01(a) or (b) are delivered to the Administrative Agent, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 1:

===========================================================================================================
   Adjusted Leverage Ratio:           ABR Spread          Eurocurrency Spread       Commitment Fee Rate
-----------------------------------------------------------------------------------------------------------
          Category 1                    1.25%                    2.25%                    0.375%
          ----------
greater than or equal to 4.00
           to 1.00
-----------------------------------------------------------------------------------------------------------
          Category 2                    1.00%                    2.00%                    0.375%
          ----------
 less than 4.00 to 1.00, but
greater than or equal to 3.50
           to 1.00
-----------------------------------------------------------------------------------------------------------
          Category 3                    0.75%                    1.75%                    0.300%
          ----------
    less than 3.50 to 1.00
===========================================================================================================


                  For purposes of the foregoing, (i) the Adjusted Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Adjusted Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Adjusted Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

                  "Approved Fund" has the meaning assigned to such term in
Section 9.04.

                  "Asset Disposition" means any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than (i) dispositions described in clauses (a), (b), (c), (d) and (e) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $1,000,000 during any fiscal year of the Borrower.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means The Dress Barn, Inc., a Connecticut corporation.

                  "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Permitted Investors, of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower and the percentage of the aggregate ordinary voting power represented by Equity Interests owned by such Person or group then exceeds the percentage of the aggregate ordinary voting power represented by Equity Interests owned by the Permitted Investors; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the occurrence of a "change of control", as defined in the Convertible Note Documents.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Tranche A Commitment.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

                  "Collateral Agreement" means the Guarantee and Collateral Agreement among the Borrower, the Subsidiary Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

                  "Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Administrative Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

                  (b) all outstanding Equity Interests of the Borrower and each Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary that is not a Loan Party) and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (to the extent such Equity Certificates are evidenced by physical certificates or other instruments), together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) all Indebtedness of the Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement and the Administrative Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

                  (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

                  (e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property,
         (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by
         Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

                  (f) each Loan Party shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

                  "Commitment" means a Revolving Commitment or a Tranche A Commitment, or any combination thereof (as the context requires).

                  "Company" means Maurices Incorporated, a Delaware corporation.
                   -------

                  "Consolidated Cash Interest Expense" means, for any period, the excess of (a) the sum of (i) the cash interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum of
(i) interest income of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus
(iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary charges for such period, (v) any non-cash compensation charges, including arising from restricted stock and stock-option grants, for such period, (vi) any other non-cash charges (other than the write-down of current assets) for such period, (vii) fees and expenses paid in connection with the consummation of the Transactions in an aggregate amount not to exceed $15,000,000 and (viii) charges attributable to the integration of the business of the Company with the business of the Borrower that are paid or otherwise accounted for prior to the second anniversary of the consummation of the Acquisition in an amount not to exceed $1,000,000 in any period or $2,000,000 in the aggregate, and minus (b) without duplication (i) to the extent not deducted in determining such Consolidated Net Income, all cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clauses (a)(iv), (a)(v) or (a)(vi) above in such period or in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income (other than normal accruals in the ordinary course of business) for such period, all determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDAR" means, for any period, Consolidated EBITDA for such period plus, without duplication and to the extent deducted in determining such Consolidated EBITDA, Consolidated Rental Expense for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Fixed Charges" means, for any period, the sum of
(a) Consolidated Cash Interest Expense for such period and (b) Consolidated Rental Expense for such period.

                  "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Borrower) in which any other Person (other than the Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries during such period, (or, so long as the declaration or payment of dividends or other distributions by such first Person is not at the time restricted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Person, to the extent cash equal to such income (or the Borrower's or any Subsidiary's ratable portion thereof) is readily procurable by the Borrower or such Subsidiary from such Person by causing such Person to dividend or otherwise distribute such income (or such portion) to the Borrower or such Subsidiary) and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person's assets are acquired by the Borrower or any Subsidiary.

                  "Consolidated Net Worth" means, at any date of determination, the consolidated stockholders' equity of the Borrower and the Subsidiaries, determined on a consolidated basis as at such date in accordance with GAAP.

                  "Consolidated Rental Expense" shall mean, for any period, the aggregate minimum rental expense of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, in respect of all rental obligations under operating leases.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Convertible Notes" means the Borrower's 2.50% Convertible Senior Notes due 2024, in an initial aggregate principal amount of $115,000,000.

                  "Convertible Note Documents" means the indenture under which the Convertible Notes are issued and all other instruments, agreements and other documents evidencing or governing the Convertible Notes or providing for any Guarantee or other right in respect thereof.

                  "Damages Event" means any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 270 days after receipt of such Net Proceeds or a written contract or agreement has not been entered into during such 270 day period to so apply such Net Proceeds (with the portion of any such Net Proceeds that has not been so applied by the end of the term of such contract or agreement being subject to the prepayment requirements set forth in
Section 2.11(c)).

                  "Debt Issuance" means the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "Distribution Center" means the distribution and office facility owned by the SPE and located at 22 Hemion Rd, Suffern, New York 10901.

                  "Disqualified Stock" means any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Tranche A Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any capital stock referred to in (a) above, in each case at any time prior to the first anniversary of the Tranche A Maturity Date.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Environmental Laws" means all applicable federal, state, and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and binding agreements with any Governmental Authority in each case, relating to pollution or protection of the environment, natural resources, human health and safety, or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

                  "Environmental Liability" means any liability, claim, action, suit, agreement, judgment or order arising under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to: (a) compliance or non-compliance with any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

                  "Equity Issuance" means the issuance by the Borrower or any Subsidiary of any Equity Interests, or the receipt by the Borrower or any Subsidiary of any capital contribution, other than (a) any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Borrower or a Subsidiary, (b) any issuance of Equity Interests by the Borrower, to the extent the net proceeds thereof are used to finance a Permitted Acquisition, and (c) sales or issuances of Equity Interests of the Borrower to management or employees of the Borrower or any Subsidiary under any employee stock option or stock purchase plan or other employee benefit plan in existence from time to time.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability (or that could reasonably be expected to result in Withdrawal Liability) or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excess Cash Flow" means, for any fiscal year, the sum (without duplication) of:

                  (a) the Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

                  (b) the excess, if any, of the Net Proceeds received during such fiscal year by the Borrower and its consolidated Subsidiaries in respect of any Prepayment Events over the aggregate principal amount of Term Loans prepaid pursuant to Section 2.11(c) in respect of such Net Proceeds; plus

                  (c) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income; plus

                  (d) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Borrower and its consolidated Subsidiaries increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Borrower and its consolidated Subsidiaries decreased during such fiscal year; minus

                  (e) the sum of (i) any non-cash gains included in determining such Consolidated Net Income plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Borrower and its consolidated Subsidiaries decreased during such fiscal year plus
         (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Borrower and its consolidated Subsidiaries increased during such fiscal year; minus

                  (f) Capital Expenditures for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or Synthetic Lease Obligations or otherwise financed by incurring Long-Term Indebtedness); minus

                  (g) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and its consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(c) or (d), and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or by any state or political subdivision thereof, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

                  "Existing Letters of Credit" means the letters of credit issued for the account of the Borrower prior to the Effective Date and set forth on Schedule 2.05.

                  "Existing Mortgage" means the Mortgage, Assignment of Leases and Rents and Security Agreement dated as of June 24, 2003, given by the SPE, as assignor, to John Hancock Life Insurance Company, as assignee, in the principal amount of $34,000,000, covering the Distribution Center and securing the Existing Mortgage Loan.

                  "Existing Mortgage Loan" means the mortgage loan in the principal amount of $34,000,000 made by John Hancock Life Insurance Company to the SPE, the proceeds of which were used by the SPE to finance the purchase of the Distribution Center, which loan matures in July 2023.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Financing Transactions" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (b) the execution, delivery and performance by each Loan Party of the Convertible Note Documents to which it is to be a party, the issuance of the Convertible Notes and the use of the proceeds thereof.

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) (i) Consolidated EBITDAR for such period minus (ii) Capital Expenditures for such period, to (b) Consolidated Fixed Charges for such period.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Materials" means any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any applicable Environmental Law, including, without limitation, any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances or mold.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (but only to the extent of the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such property, if such Indebtedness has not been assumed), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor by contract, as a matter of law or otherwise as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Information Memorandum" means the Confidential Information Memorandum dated November 2004 relating to the Borrower and the Transactions.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Issuing Bank" means each of JPMorgan Chase Bank, N.A., Bank of America, N.A., The Bank of New York and each other Lender acceptable to the Administrative Agent that has entered into an Issuing Bank Agreement, in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i); provided that no Person shall at any time become an Issuing Bank if after giving effect thereto there would at such time be more than four Issuing Banks. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "Issuing Bank Agreement" means an agreement in the form of Exhibit E, or in any other form reasonably satisfactory to the Administrative Agent, pursuant to which a Lender agrees to act as an Issuing Bank.

                  "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means each Existing Letter of Credit and any letter of credit issued pursuant to this Agreement.

                  "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Collateral Agreement and the other Security Documents.

                  "Loan Parties" means the Borrower and the Subsidiary Loan Parties.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U of the Board.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, properties, condition (financial or otherwise), results of operations or liabilities (including contingent liabilities), of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document (other than, in the case of this clause (c) only, a material adverse effect caused by any improper action or omission of any Lender or the Administrative Agent).

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Moody's" means Moody's Investors Service, Inc. (or any successor thereto).

                  "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.

                  "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on
Schedule 3.16, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

                  "Multiemployer Plan" means a multiemployer plan as defined in Sections 3(37) and 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or is obligated to make contributions.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all customary fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event (including fees and out-of-pocket expenses attributable to claiming such proceeds), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case, that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer), including any such reserves established in respect of indemnification, pension and other post-employment benefit liabilities, workers compensation liabilities, liabilities associated with retiree benefits or liabilities relating to environmental matters.

                  "Net Working Capital" means, at any date, (a) the consolidated current assets of the Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                  "Obligations" has the meaning assigned to such term in the Collateral Agreement.

                  "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

                  "Permitted Acquisition" has the meaning assigned to such term in Section 6.04(h).

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.05;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

                  (f) easements, zoning and other restrictions, rights-of-way and similar encumbrances on real property imposed by law, arising in the ordinary course of business or in the ordinary operation of such real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

                  (g) customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the Uniform Commercial Code in respect of payment items in the course of collection;

                  (h) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or consignments;

                  (i) Liens in favor of custom and forwarding agents and similar Persons in respect of imported goods and merchandise; and

                  (j) setoff or credit balances of Borrower or any Subsidiary with credit card issuers to secure obligations of such Borrower or Subsidiary to any such credit card issuers incurred in the ordinary course of business as a result of fees and chargebacks;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

                  "Permitted Investors" means David Jaffe (or any member of his immediate family that is actively involved in the management of the Borrower), Armand Correia, Reid Hackney, Lisa Rhodes and George Goldfarb.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prepayment Event" means any (a) Asset Disposition, (b) Equity Issuance, (c) Debt Issuance or (d) Damages Event.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Pro Forma Basis" means, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to any proposed Permitted Acquisition or any Asset Disposition permitted hereunder involving the sale, transfer or other disposition of all or substantially all the assets or all the Equity Interests of any Subsidiary or any other assets constituting a business unit (including pro forma adjustments arising out of events which are directly attributable to the proposed Permitted Acquisition or Asset Disposition, are factually supportable and are expected to have a continuing impact, in each case as reasonably determined by the Borrower and as certified by a Financial Officer of the Borrower and approved by the Administrative Agent) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or sold or to be acquired or sold and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Permitted Acquisition or such Asset Disposition, and all other Permitted Acquisitions or such Asset Dispositions that have been consummated during the period, and any Indebtedness or other liabilities incurred in connection with any such Permitted Acquisitions had been consummated and incurred at the beginning of such period.

                  "Pro Forma Compliance" means, at any date of determination, that the Borrower shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 as of the date of such determination or the last day of the most recent fiscal quarter-end, as the case may be (computed on the basis of (a) balance sheet amounts as of such date and (b) income statement amounts for the most recently completed period of four consecutive fiscal quarters for which financial statements shall have been delivered to the Administrative Agent and, in each case, calculated on a Pro Forma Basis in respect of the event giving rise to such determination).

                  "Qualified Capital Stock" of any Person means any capital stock of such Person that is not Disqualified Stock.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Release" means any actual release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

                  "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

                  "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

                  "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $150,000,000.

                  "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

                  "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

                  "Revolving Loan" means a Loan made pursuant to clause (b) of
Section 2.01.

                  "Revolving Maturity Date" means January 3, 2010, or if such date is not a Business Day, the next preceding Business Day.

                  "S&P" means Standard & Poor's Ratings Services (or any successor thereto).

                  "Secured Parties" has the meaning assigned to such term in the Collateral Agreement or any other applicable Security Document.

                  "Security Documents" means the Collateral Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to the Collateral and Guarantee Requirement or pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

                  "SPE" means Dunnigan Realty, LLC, a wholly owned Subsidiary that was formed solely to purchase, own and operate the Distribution Center.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower; provided, however, that the SPE shall be deemed not to be a Subsidiary for any purpose of this Agreement or other Loan Documents. For purposes of the representations and warranties made herein on the Effective Date, the term "Subsidiary" includes each of the Company and its subsidiaries; provided that any such representation or warranty with respect to the Company or its subsidiaries shall be deemed made solely to the best knowledge of David Jaffe, Armand Correia and Reid Hackney (it being understood and agreed that the foregoing knowledge qualification shall apply only to such representations and warranties made on the Effective Date and not to any representations and warranties made hereunder on any other date).

                  "Subsidiary Loan Party" means each Subsidiary that is not a Foreign Subsidiary.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Synthetic Lease" shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.

                  "Synthetic Lease Obligations" shall mean, as to any Person, an amount equal to the sum of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and, without duplication, (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Loan" or "Tranche A Term Loan" means a Loan made pursuant to clause (a) of Section 2.01.

                  "Total Indebtedness" means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that, for purposes of clause (b) above, the term "Indebtedness" shall not include contingent obligations of the Borrower or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness.

                  "Tranche A Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Commitments is $100,000,000.

                  "Tranche A Lender" means a Lender with a Tranche A Commitment or an outstanding Tranche A Term Loan.

                  "Tranche A Maturity Date" means January 3, 2010, or if such date is not a Business Day, the next preceding Business Day.

                  "Transactions" means the Acquisition and the Financing Transactions.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith; provided that the Borrower, on the one hand, and the Administrative Agent and Lenders, on the other hand, agree to negotiate in good faith any proposed amendment to eliminate or adjust for the effect of any such change in GAAP.

SECTION 1.05. Pro Forma Calculations. With respect to any period during which any Permitted Acquisition or Asset Disposition of the type described in the definition of the term "Pro Forma Basis" occurs as permitted pursuant to the terms of this Agreement, the Adjusted Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated with respect to such period and such Permitted Acquisition or Asset Disposition on a Pro Forma Basis.

ARTICLE II

                                   The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees (a) to make a Tranche A Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche A Commitment and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment; provided that the aggregate amount of Revolving Loans made on the Effective Date (not including the Existing Letters of Credit) shall not exceed $40,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

(b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Tranche A Maturity Date, as applicable.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Revolving Borrowing or a Tranche A Term Borrowing;

(ii)     the aggregate amount of such Borrowing;

(iii)    the date of such Borrowing, which shall be a Business Day;

(iv)     whether such Borrowing is to be an ABR Borrowing or a Eurocurrency
         Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

(vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 2:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or, so long as the Borrower is a joint and several co-applicant with respect thereto, any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. On and after the Effective Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit for all purposes hereof and shall be deemed to have been issued hereunder on the Effective Date. Any Lender that issued an Existing Letter of Credit but shall not have entered into an Issuing Bank Agreement shall nevertheless have the rights of an Issuing Bank as to such Letter of Credit for purposes of this
Section 2.05.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit (other than an Existing Letter of Credit). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the total LC Exposure shall not exceed $85,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that a Letter of Credit may expire at a later date if the Borrower shall have deposited cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j) in an amount equal to 105% of the undrawn face amount of such Letter or Credit. Any Letter of Credit may provide by its terms that it may be automatically extended (i.e., "evergreen") for additional successive one year periods on terms reasonably acceptable to the applicable Issuing Bank. Any Letter of Credit providing for automatic extension shall be extended upon the then current expiration date without any further action by any Person unless the applicable Issuing Bank shall have given notice to the applicable beneficiary (with a copy to the Borrower) of the election by such Issuing Bank not to extend such Letter of Credit, such notice to be given not fewer than 30 days prior to the then current expiration date of such Letter of Credit, provided that no Letter of Credit may be extended automatically or otherwise beyond the date that is five Business Days prior to the Revolving Maturity Date (other than in accordance with the proviso to the first sentence of this paragraph (c)).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph
(e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. On the Effective Date and without any further action by any party hereto, each Issuing Bank that has issued an Existing Letter of Credit shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have acquired from such Issuing Bank, a participation in each such Existing Letter of Credit in accordance with the foregoing provisions of this paragraph (d).

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, it shall give prompt notice thereof to the Borrower. The Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the applicable Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with the foregoing provisions of paragraphs (e) and (f).

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph
(e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of Issuing Banks. An Issuing Bank may resign at any time by giving 30 days prior written notice to the Administrative Agent and the Borrower, and an Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such resignation or replacement of an Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the retiring or replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such resignation or replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the retiring or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the total LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed by or on behalf of the Borrower and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with
Section 2.11(b) and no Default shall have occurred and be continuing.

(k) Issuing Bank Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance of any Letter of Credit, or any renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur, without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans or Swingline Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans, but without prejudice to any claim the Borrower may have against such Lender. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Tranche A Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record
(i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form of Exhibit F-1 or Exhibit F-2, as applicable. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

March 31, 2005                                                $2,500,000
June 30, 2005                                                 $2,500,000
September 30, 2005                                            $2,500,000
December 31, 2005                                             $2,500,000
March 31, 2006                                                $3,750,000
June 30, 2006                                                 $3,750,000
September 30, 2006                                            $3,750,000
December 31, 2006                                             $3,750,000
March 31, 2007                                                $5,000,000
June 30, 2007                                                 $5,000,000
September 30, 2007                                            $5,000,000
December 31, 2007                                             $5,000,000
March 31, 2008                                                $6,250,000
June 30, 2008                                                 $6,250,000
September 30, 2008                                            $6,250,000
December 31, 2008                                             $6,250,000
March 31, 2009                                                $7,500,000
June 30, 2009                                                 $7,500,000
September 30, 2009                                            $7,500,000
Tranche A Maturity Date                                       $7,500,000

(b) To the extent not previously paid, all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date.

(c) Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably; provided that any prepayment made pursuant to Section 2.11(a) shall be applied to reduce the scheduled repayments of Term Borrowings as directed by the Borrower.

(d) Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to
Section 2.05(j)) in an aggregate amount equal to such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to the Applicable Prepayment Percentage of such Net Proceeds; provided that, in the case of any Asset Disposition, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower or a Subsidiary intends to apply the Net Proceeds from such event (or a portion thereof specified in such certificate) on or prior to the day (the "Application Date") that is 270 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Borrower and the Subsidiaries, or to enter into a written contract or agreement (an "Application Agreement") prior to the Application Date to so apply such Net Proceeds prior to the day (the "Final Application Date") that is 360 days after such receipt, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable), except (i) to the extent of any such Net Proceeds therefrom that have not been so applied by the Application Date, a prepayment shall be required to be made on the Application Date in an amount equal to such Net Proceeds that have not been so applied less the amount, if any, of such Net Proceeds that are the subject of an Application Agreement entered into on or prior to the Application Date, and (ii) in the event an Application Agreement is entered into on or prior to the Application Date with respect to any such Net Proceeds therefrom, to the extent of any such Net Proceeds that have not been so applied by the Final Application Date, a prepayment shall be required to be made on the Final Application Date in an amount equal to such Net Proceeds that have not been so applied.

(d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending July 31, 2005, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 75% of Excess Cash Flow for such fiscal year; provided, however, that in the event the Adjusted Leverage Ratio at the end of such fiscal year was less than 3.50 to 1.00, then such amount shall be reduced to 50% of such Excess Cash Flow. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

(e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
(f) of this Section.

(f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest and other amounts to the extent required by Section 2.13.

         (g) Amounts to be applied pursuant to this Section 2.11 to prepay any Eurocurrency Borrowing shall be deposited in a Breakage Prepayment Account (as defined below) if the Borrower so requests in order to avoid the incurrence of costs under Section 2.16. On the last day of the Interest Period of such Eurocurrency Borrowing, the Administrative Agent shall apply any cash on deposit in such Breakage Prepayment Account to amounts due in respect of such Eurocurrency Borrowing until all amounts due in respect thereof have been satisfied (with any remaining funds being returned to the Borrower) or until all the allocable cash on deposit has been exhausted. For purposes of this paragraph
(g), the term "Breakage Prepayment Account" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (g). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in a Breakage Prepayment Account in short-term, cash equivalent investments selected by the Administrative Agent in consultation with the Borrower that mature prior to the last day of the Interest Period of the applicable Eurocurrency Borrowing; provided, however, that the Administrative Agent shall have no obligation to invest amounts on deposit in a Breakage Prepayment Account if a Default or an Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments made at the request or direction of the Borrower so that the amount available to prepay amounts due in respect of the applicable Eurocurrency Borrowing on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments (which shall be for the account of the Borrower, to the extent not necessary for the prepayment of Eurocurrency Borrowings in accordance with this Section), the Breakage Prepayment Account shall not bear interest. Interest or profits, if any, on such investments in any Breakage Prepayment Account shall be deposited in such Breakage Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans and all amounts due hereunder has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Breakage Prepayment Accounts to satisfy any of the Obligations (and the Borrower has pursuant to the Collateral Agreement or another Security Document granted to the Administrative Agent a security interest in each of its Breakage Prepayment Accounts to secure such Obligations).

SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears (i) in the case of commitment fees in respect of the Revolving Commitments, on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date, and (ii) in the case of commitment fees in respect of the Tranche A Commitments, on the Effective Date or any earlier date on which such Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate (or, in the case of commercial or delivery Letters of Credit, 33% of such Applicable Rate) used to determine the interest rate applicable on Eurocurrency Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances (absent manifest error).

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due (after giving effect to any applicable grace period), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be promptly given following the termination of any such circumstances), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and such Borrowing shall be converted to or continued on the last day of the Interest Period applicable thereto as an ABR Borrowing, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15.     Increased Costs.  (a)  If any Change in Law shall:
                  ----------------

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section), and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate containing reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), on or prior to the date of this Agreement (or, in the case of any Lender that becomes a party to this Agreement pursuant to an Assignment and Assumption, on or prior to the effective date of such Assignment and Assumption), either (a) two (2) properly executed originals of Form W-8ECI or Form W-8BEN (or any successor forms) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, as the case may be, certifying (i) that all payments to be made to such Foreign Lender hereunder and under any other Loan Documents are exempt from United States withholding taxes because such payments are effectively connected with the conduct by such Lender of a trade or business within the United States and are included in such Lender's gross income or (ii) that all payments to be made to such Foreign Lender hereunder and under any other Loan Documents are completely exempt from taxes or are subject to such taxes at a reduced rate by an applicable tax treaty, or (b)(i) a certificate executed by such Lender certifying that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that such Lender qualifies for the portfolio interest exemption under Section 881(c) of the Code, and (ii) two (2) properly executed originals of Internal Revenue Service Form W-8BEN (or any successor form), in each case, certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made hereunder or under any other Loan Documents. Each Lender that is not a Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent) two (2) properly executed originals of Internal Revenue Service Form W-9 (or any successor form). Each such Lender agrees to provide the Borrower (with a copy to the Administrative Agent) with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Borrower and the Administrative Agent.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17,
(iii) any Lender defaults in its obligation to fund Loans hereunder or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 66-2/3% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Document (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank (subject to the provisions of clause (2) of the proviso to Section 9.04(b)(i)(C)) and the Swingline Lender), which consent in each case shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. The Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action (provided that, with respect to the Acquisition, no representation or warranty is made in respect of the Company). This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, except, in the case of any applicable law or regulation, a violation which could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders (i)(A) the consolidated balance sheets and related statements of earnings, shareholders' equity and cash flows of the Borrower and its consolidated Subsidiaries as of and for the fiscal years ended July 26, 2003 and July 31, 2004, each audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, independent public accountants and
(B) the unaudited consolidated balance sheet and related statements of earnings, shareholders' equity and cash flows of the Borrower and its consolidated Subsidiaries as of and for the fiscal quarter ended October 30, 2004, and
(ii)(A) the consolidated balance sheets and related statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries as of and for the fiscal years ended February 22, 2003 and February 28, 2004, each audited by and accompanied by the unqualified opinion of Ernst & Young LLP, independent public accountants and (B) the unaudited consolidated balance sheet and related statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries as of and for the fiscal quarter ended August 28, 2004. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries or the Company and its consolidated subsidiaries, as the case may be, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (i)(B) and (ii)(B) above.

(b) The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of October 31, 2004, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by the Borrower to be reasonable), (ii) is based on the best information available to the Borrower,
(iii) accurately reflects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Borrower and its consolidated Subsidiaries as of October 31, 2004, as if the Transactions had occurred on such date.

(c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

(d) Since July 31, 2004 (with respect to any matter that relates to the Borrower or its Subsidiaries) or February 28, 2004 (with respect to any matter that relates to the Company or its subsidiaries), there has been no material adverse change in the business, assets, operations, properties, condition (financial or otherwise), results of operations or liabilities (including contingent liabilities), of the Borrower and its Subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a) The Borrower and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and Liens expressly permitted by Section 6.02.

(b) The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Schedule 3.05 sets forth the address of each real property that will be owned, and each material parcel of property that will be leased, by the Borrower or any of its Subsidiaries as of the Effective Date after giving effect to the Transactions.

(d) As of the Effective Date, neither the Borrower nor any of its Subsidiaries has received written notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements. The Borrower and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (it being understood and agreed that this Section 3.07 does not apply to any law which is the subject of Section 3.06, 3.08, 3.09, 3.10 or 3.14). No Default has occurred and is continuing.

SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.09. Taxes. The Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA; Margin Regulations. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of such Plan.

(b) None of the Borrower or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner or for any purpose that would entail a violation of the Regulations T, U or X of the Board.

SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, if, in the case of any such agreement, instrument or restriction, the same is not complied with in accordance with its terms or is otherwise violated, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished, taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums then due and payable in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and its Subsidiaries is adequate.

SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except for any such violation that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise (it being understood and agreed that for purposes of this Section 3.15, contingent liabilities mean the maximum amount of liability which could reasonably be likely to result from pending litigation, asserted claims and assessments, guaranties, indemnification obligations, adjustment of purchase price or other post-closing payment adjustments (including earn-outs and other similar arrangements) and uninsured risks of such Loan Party), as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

SECTION 3.16. Collateral Matters. (a) When executed and delivered, the Collateral Agreement will be effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent thereunder together with instruments of transfer duly endorsed in blank, the Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, the Collateral Agreement will constitute a fully perfected Lien on and security interest in all right, title and interest of the grantors in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except Liens expressly permitted by Section 6.02.

(b) Each Mortgage, upon execution and delivery by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all the applicable mortgagor's right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified in Schedule 3.16, the Mortgages will constitute a fully perfected Lien on all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person (but subject to Liens or other encumbrances for which exceptions are taken in the policies of title insurance delivered in respect of the Mortgaged Properties).

(c) Upon the recordation of the Collateral Agreement or a memorandum of such Agreement with the United States Patent and Trademark Office and the United States Copyright Office, the Lien created under the Collateral Agreement will constitute a fully perfected Lien on all right, title and interest of the Loan Parties in the registered Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be fully perfected by filing in the United States Patent and Trademark Office and the United States Copyright Office, in each case prior and superior in right to any other Person, except Liens expressly permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and trademark applications or copyrights, respectively, acquired by the Loan Parties after the Effective Date).

SECTION 3.17. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for purposes set forth in Section 5.11.

ARTICLE IV

                                   Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Proskauer Rose LLP, counsel to the Borrower, substantially in the form of Exhibit B-1, (ii) Christopher
          J. McDonald, Esq., Vice President and Corporate Counsel of the Borrower, substantially in the form of Exhibit B-2, (iii) Willcox & Savage, special Virginia counsel for Dress Barn Credit Management LLC, substantially in the form of Exhibit B-3 and (iv) Dorsey & Whitney LLP, substantially in the form of Exhibit B-4, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

(f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02, have been released or have lapsed.

(g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

(h) The Borrower shall have received gross cash proceeds of not less than $100,000,000 from the issuance of the Convertible Notes. The Administrative Agent shall have received copies of the Convertible Note Documents, certified by a Financial Officer as complete and correct.

(i) All requisite material Governmental Authorities shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable waiting or appeal periods (including any extensions thereof) shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to prevent or impose materially burdensome conditions on the Transactions or the other transactions contemplated hereby. All requisite third-party consents required by the terms of the Acquisition Agreement shall have been obtained.

(j) The Acquisition shall have been, or substantially simultaneously with the initial funding of Loans on the Effective Date shall be, consummated in accordance with the Acquisition Documents and applicable law, without any amendment to or waiver of any terms or conditions of the Acquisition Documents that are materially adverse to the Borrower and its Subsidiaries or the Lenders and not approved by the Required Lenders. The Administrative Agent shall have received copies of the Acquisition Documents and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct in all material respects.

(k) The Lenders shall have received the financial statements referred to in Section 3.04(a) and the pro forma consolidated balance sheet referred to in Section 3.04(b), and such financial statements and such pro forma consolidated balance sheet shall not be materially inconsistent with the forecasts and other information previously provided to the Lenders. After giving effect to the Transactions, neither the Borrower nor any of its Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) the Convertible Notes and (iii) other Indebtedness set forth on Schedule
          6.01  (provided  that the  terms  and  conditions  of any  such  other

     Indebtedness set forth on Schedule 6.01 (including those relating to interest rates, fees, amortization, maturity, redemption, subordination, covenants, events of default and remedies) shall be reasonably satisfactory in all respects to Lenders). The aggregate amount of fees and expenses (including underwriting discounts and commissions) payable or otherwise borne by the Borrower and its Subsidiaries in connection with the Transactions shall not exceed $15,000,000.


(l) Except for Disclosed Matters, there shall be no pending or, to the knowledge of the Borrower, threatened litigation, arbitration, administrative proceeding or consent decree that could reasonably be expected to (a) result in Material Adverse Effect or (b) have a material adverse effect on the ability of the parties to consummate the Transactions.

(m) The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming the solvency of the Loan Parties after giving effect to the Transactions.

(n) The Lenders shall have received all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on January 31, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith (which shall be deemed to have been made in respect of the Existing Letters of Credit to be deemed to be issued herewith on the Effective
Date) and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:


(a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of earnings, shareholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of earnings, shareholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)       concurrently  with any delivery of financial  statements  under clause
          (a) or (b) above, a certificate of a Financial Officer of the Borrower
          (i) certifying, to the knowledge of such Financial Officer after due inquiry, as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13, 6.14 and 6.15 (and in the case of any delivery of financial statements under clause (a) above in respect of any fiscal year ending on or after July 31, 2005, of Excess Cash Flow for such fiscal year) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) at least 30 days prior to the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected earnings and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, as available, any significant revisions of such budget;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

(g) within a reasonable time following any written request therefor, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act; and

(h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  Information required to be delivered pursuant to this Section
5.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov (and a confirming electronic correspondence shall have been delivered or caused to be delivered to the Lenders providing notice of such posting or availability); provided that the Borrower shall deliver paper copies of such information to any Lender that requests such delivery. Information required to be delivered pursuant to this
Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender written notice promptly upon any Financial Officer, or other officer or employee responsible for compliance with the Loan Documents, of the Borrower or any Subsidiary becoming aware of any of the following:

(a)      the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change in any Loan Party's
(i) legal name, (ii) organizational identity, (iii) organizational identification number, (iv) organizational structure, (v) in the case of any Loan Party that is not a registered organization for purposes of Section 9-307 of the Uniform Commercial Code, its place of business or, if it has more than one place of business, its chief executive office or (vi) in the case of any Loan Party organized under the laws of North Dakota or South Dakota, its Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral affected thereby. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower setting forth the information required pursuant to Sections 1 and 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section.

SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.07. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.08. Casualty and Condemnation. (a) The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of Section 2.11 and the Security Documents.

SECTION 5.09. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct (in all material respects) entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice (but in no event more than once each fiscal quarter unless a Default has occurred and is continuing), to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, accompanied by one or more such officers or their designees if requested by the Borrower, independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.10. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans and the Revolving Loans permitted to be drawn on the Effective Date, together with cash on hand of approximately $100,000,000 and the proceeds of the Convertible Notes, will be used only for the payment of (a) amounts payable under the Acquisition Documents as consideration for the Acquisition or otherwise payable by the Borrower thereunder and (b) fees and expenses payable in connection with the Transactions. The proceeds of the Revolving Loans borrowed after the Effective Date and Swingline Loans will be used only for working capital and other general corporate purposes of the Borrower, including to finance Permitted Acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support the general corporate purposes and payment obligations of the Borrower and its Subsidiaries.

SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will, within ten Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to Subsidiary (if it is a Subsidiary Loan Party) and with respect to all Equity Interests in and Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

SECTION 5.13. Further Assurances. (a) The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties. It is understood and agreed that, notwithstanding anything to the contrary in the foregoing provisions of this Section 5.13 or any Security Document, none of the Borrower or any Subsidiary Loan Party shall be required to
(i)(A) grant leasehold mortgages or collateral assignments of leases and rents or (B) obtain landlord lien waivers or collateral access rights agreements with respect to any of its typical retail operating store locations (it being agreed that this exclusion is not intended to cover any future "flagship" store or "megastore") or (ii) enter into deposit control agreements in respect of (A) any retail operating store deposit account that is not a concentration or cash sweep account (unless any such account has average balances above the threshold amount specified in the Collateral Agreement), (B) payroll accounts or (C) medical or insurance reimbursement accounts.

SECTION 5.14. Interest Rate Protection. As promptly as practicable, and in any event within 90 days after the Effective Date, the Borrower will enter into, and thereafter for a period of not less than three years will maintain in effect, one or more interest rate protection agreements on such terms as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to at least 50% of the Long-Term Indebtedness of the Borrower and its Subsidiaries and the SPE (after taking into account all fixed-rate Long-Term Indebtedness).

ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)      Indebtedness created under the Loan Documents;

(ii) the Indebtedness in respect of the Convertible Notes and extensions, renewals and replacements of such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (a) any such refinancing Indebtedness shall be unsecured and (b) only the obligors in respect of the Convertible Notes (or any extension, renewal or replacement of the Indebtedness in respect thereof permitted hereunder) may become obligated with respect to any such refinancing Indebtedness

(iii)    Indebtedness existing on the Effective Date and set forth in Schedule
         6.01 and extensions, renewals and replacements of such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof or add any new obligor or any security in respect thereof;

(iv) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

(v) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

(vi) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, Synthetic Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such

          Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and
          (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $25,000,000 at any time outstanding;

(vii)    Indebtedness under interest rate protection agreements required by
         Section 5.14;

(viii) Indebtedness in respect of netting services, overdraft protections (in an aggregate amount not to exceed $1,000,000 at any time outstanding) and otherwise in connection with deposit and checking accounts;

(ix) Indebtedness acquired or assumed by the Borrower or any Subsidiary in connection with any Permitted Acquisition in an aggregate principal amount not in excess of $5,000,000 at any time outstanding; provided that such Indebtedness existed at the time of such Permitted Acquisition and was not created in connection therewith or in contemplation thereof; and

(x) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

(b) The Borrower will not, and will not permit any Subsidiary to, issue any capital stock that is not Qualified Capital Stock.

SECTION 6.02. Liens. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i)      Liens created under the Loan Documents;

(ii)     Permitted Encumbrances;

(iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary (including pursuant to a Permitted Acquisition); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

(v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such Liens secure Indebtedness permitted by clause (vi) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary.

SECTION 6.03. Fundamental Changes; SPE Restrictions. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party, (iii) any Subsidiary (other than a Subsidiary Loan Party) or the SPE may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders (and, in the case of the liquidation or dissolution of the SPE, its fee ownership interest in the Distribution Center is transferred to the Borrower or a Subsidiary Loan Party in connection therewith) and (iv) the Borrower or any Subsidiary may effect a Permitted Acquisition by means of any merger or consolidation of a type permitted by this Section 6.03 in which the Borrower or a Subsidiary is the surviving entity in such transaction; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto, including development, operation and promotion of upscale women's clothing in a specialty store environment.

(c) The Borrower will not permit the SPE to (a) engage in any business or activity other than (i) the ownership of the Distribution Center and activities incidental thereto (including the leasing of space therein), (ii) performance of its obligations under and in connection with the Existing Mortgage Loan and
(iii) actions required by law to maintain its existence, (b) purchase, own, hold or acquire any assets other than the Distribution Center, cash and Permitted Investments, (c) sell, transfer, lease or otherwise dispose of any asset (other than the leasing of space in the Distribution Center in the ordinary course of business), (d) incur any liabilities other than liabilities under the Existing Mortgage Loan, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities,
(e) create, incur, assume or permit to exist any Lien on any property or asset owned by it, other than pursuant to the Existing Mortgage, judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII and other Liens that constitute Permitted Encumbrances or (f) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve (other then permitted by Section 6.03(a)).

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)      the Acquisition;

(b)      Permitted Investments;

(c)      investments existing on the Effective Date and set forth on Schedule
         6.04;

(d) investments by the Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries and the SPE; provided that (i) any such Equity Interests (other than those of the SPE) held by a Loan Party shall be pledged pursuant to the Collateral Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in Section 5.12) and (ii) the aggregate amount of investments by Loan Parties in, loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties (excluding all such investments, loans, advances and Guarantees existing on the Effective Date) shall not exceed $1,000,000 at any time outstanding;

(e) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that
         (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note (which may be in the form of a grid note) pledged pursuant to the Collateral Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

(f) Guarantees constituting Indebtedness permitted by Section 6.01; provided that (i) a Subsidiary shall not Guarantee the Convertible Notes unless (A) such Subsidiary also has Guaranteed the Obligations pursuant to the Collateral Agreement and (B) such Guarantee of the Convertible Notes provides for the release and termination thereof, without action by any party, upon any release and termination of such Guarantee of the Obligations and (ii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d) above;

(g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h) the acquisition of all or substantially all the assets of a Person or line of business of such Person, or not less than 100% of the Equity Interests (except for directors' qualifying shares) of a Person (referred to herein as the "Acquired Entity"); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Subsidiary; (ii) after giving effect to the acquisition the Borrower shall be in compliance with Section 6.03(b); (iii) the Acquired Entity is located, and substantially all of its operations are conducted, in the United States of America; (iv) both before and after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing; (v) after giving effect to such acquisition (A) the Borrower would be in Pro Forma Compliance and (B) there shall be at least $30,000,000 of unused and available Revolving Credit Commitments; (vi) the total cash and non-cash consideration paid in connection with such acquisition and any other acquisitions pursuant to this Section 6.04(h) (including the fair market value of all Equity Interests of the Borrower or any Subsidiary issued or transferred to the seller or sellers in any such acquisition, any Indebtedness of the Acquired Entity that is assumed, refinanced or repaid by the Borrower or any Subsidiary in connection with or following such acquisition) shall not exceed (A) $75,000,000 in any fiscal year or (B) $150,000,000 in the aggregate; and (vii) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Sections 5.12 and 5.13 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this
          Section 6.04(h) being referred to herein as a "Permitted Acquisition"); ----------------------

(i) deposits, prepayments and other credits to suppliers, lessors and landlords made in the ordinary course of business;

(j)      interest rate protection agreements entered into pursuant to Section
         5.14;

(k) advances by the Borrower or any Subsidiary to employees for moving and travel expenses and similar expenses in the ordinary course of business;

(l) the Borrower and its Subsidiaries may acquire and hold promissory notes and/or Equity Interests issued by the purchaser or purchasers in connection with the sale of assets to the extent permitted under
         Section 6.05 (provided that any such promissory note in an amount in excess of $250,000 shall be pledged pursuant to the Collateral Agreement); and

(m) the Borrower and its Subsidiaries may acquire individual retail store locations and leases.

SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of it Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

(a) sales of inventory, used, surplus, obsolete or outmoded machinery or equipment and Permitted Investments and contributions of merchandise to charitable organizations, in each case in the ordinary course of business;

(b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with
         Section 6.09;

(c) the sale or discount accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not in connection with any financing transaction;

(d) leases or subleases granted by the Borrower or any of its Subsidiaries to third Persons not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

(e) the sale, transfer or other disposition of patents, trademarks, copyrights and know-how which, in the reasonable judgment of the Company or any Subsidiary, are determined to be uneconomical, negligible or obsolete in the conduct of business; or

(f) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (f) shall not exceed $10,000,000 during any fiscal year of the Borrower;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value and for at least 75% cash consideration.

SECTION 6.06. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) the Borrower may make Restricted Payments, not exceeding $1,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and (iv) the Borrower may repurchase shares of its common stock (either in the open market or through private transactions) pursuant to the Borrower's Stock Buyback Program originally announced on April 5, 2001, in an aggregate amount not to exceed $10,000,000 in any fiscal year (it being agreed that any amount not utilized in any fiscal year may be carried forward and utilized in any subsequent fiscal year; provided that the aggregate amount of Restricted Payments made pursuant to this clause (iv) in any fiscal year shall not in any event exceed $25,000,000).

(b) The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

(i)      payment of Indebtedness created under the Loan Documents;

(ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, payment of the cash portion of the settlement amount required to be paid to any holder of Convertible Notes upon the conversion thereof in accordance with the terms of the Convertible Note Documents (provided that no such payment may be financed in whole or in part by any Revolving Borrowings unless after giving pro forma effect thereto there shall be at least $30,000,000 of unused and available Revolving Commitments);

(iii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of any subordinated Indebtedness prohibited by the subordination provisions thereof;

(iv)     refinancings of Indebtedness to the extent permitted by Section 6.01;

(v) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

(vi) payment of Indebtedness solely by issuance of the common stock of the Borrower.

SECTION 6.09. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) reasonable fees and compensation may be paid to, and reasonable indemnities may be provided on behalf of, directors and officers of the Borrower, as determined by the board of directors of the Borrower in good faith,
(e) the transactions described on Schedule 6.09 and (f) the lease between the SPE and the Borrower in respect of the Distribution Center as in effect on the Effective Date or any amendments thereto that (i) do not increase the Borrower's obligations thereunder in any material respect or (ii) would be permitted in accordance with clause (a) of this Section 6.09.


SECTION 6.10. Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or Convertible Note Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 6.11. Amendment of Material Documents. The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) any Convertible Note Document or (b) its certificate of incorporation, by-laws or other organizational documents, in either case, to the extent such amendment, modification or waiver would be adverse in any material respect to the rights or interests of the Lenders hereunder or under any other Loan Document.

SECTION 6.12. Adjusted Leverage Ratio. The Borrower will not permit the Adjusted Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:

Period                                                         Ratio
February 1, 2005 through July 31, 2005                         4.80 to 1.00
August 1, 2005 through October 31, 2005                        4.75 to 1.00
November 1, 2005 through January 31, 2006                      4.60 to 1.00
February 1, 2006 through July 31, 2006                         4.55 to 1.00
August 1, 2006 through July 31, 2007                           4.35 to 1.00
August 1, 2007 through July 31, 2008                           4.20 to 1.00
Thereafter                                                     4.05 to 1.00

SECTION 6.13. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

Period                                                         Ratio
February 1, 2005 through October 31, 2005                       1.25 to 1.00
November 1, 2005 through July 31, 2006                          1.30 to 1.00
August 1, 2006 through July 31, 2008                            1.35 to 1.00
Thereafter                                                      1.40 to 1.00


SECTION 6.14. Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth at any time to be less than $220,000,000 plus the sum of (a) 100% of the Net Proceeds received by or on behalf of the Borrower or any Subsidiary in respect of any Equity Issuance and (b) 50% of cumulative Consolidated Net Income for each fiscal quarter ended after the Effective Date and for which the Borrower shall have delivered financial statements under Section 5.01(a) or (b) (excluding any fiscal quarter for which Consolidated Net Income shall have been negative).

SECTION 6.15. Capital Expenditures. (a) The Borrower will not permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

                          Period                                       Amount

Effective Date through July 31, 2005                                 $50,000,000
Each fiscal year thereafter                                          $50,000,000

(b) The amount of permitted Capital Expenditures set forth in paragraph (a) above in respect of any fiscal year commencing with the fiscal year ending on July 31, 2005, shall be increased by an amount equal to 50% of the amount of unused permitted Capital Expenditures for the immediately preceding fiscal year (after giving effect to any adjustment thereto in accordance with this paragraph
(b)), with the amount of Capital Expenditures made in such succeeding fiscal year being applied first to the amount of permitted Capital Expenditures carried forward to such succeeding fiscal year; provided that in no event shall the amount of the increase pursuant to this paragraph (b) in respect of any fiscal year exceed $10,000,000.



ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) The Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower) or 5.11 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) such Loan Party becoming aware of such failure and (ii) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
          (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $5,000,000 in any year or (ii) $10,000,000 for all periods;

(m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement or (B) continue in accordance with applicable law the effectiveness of any Uniform Commercial Code financing statements;

(n) any Guarantee under the Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall assert that the Collateral Agreement or any Guarantee thereunder has ceased to be or is not enforceable; or

(o)      a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower to the extent permitted by applicable law.

ARTICLE VIII

                            The Administrative Agent

                  Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor to the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, in consultation with the Borrower, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone and, subject to paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at 30 Dunnigan Drive, Suffern, New York, 10901, Attention of Mr. Armand Correia, Chief Financial Officer (Telecopy No.
      (845) 369-4625);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 131 S. Dearborn, 5th Floor, Chicago, Illinois 60603, Attention of Kathie Blomquist (Telecopy No. (312) 661-1751), with a copy to JPMorgan Chase Bank, N.A., Two Corporate Drive, Shelton, Connecticut 06484, Attention of David Short (Telecopy No. (203) 844-8495);

(iii) if to the Collateral Agent, to JPMorgan Chase Bank, N.A., Two Corporate Drive, 7th Floor, Shelton, Connecticut 06484, Attention of Peter Killea (Telecopy No. (203) 944-8495);

(iv) if to any Issuing Bank, to the address most recently specified by it in a notice delivered to the Administrative Agent and the Borrower;

(v) if to the Swingline Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 131 S. Dearborn, 5th Floor, Chicago, Illinois 60603, Attention of Kathie Blomquist (Telecopy No. (312) 661-1751), with a copy to JPMorgan Chase Bank, N.A., 2 Corporate Drive, Shelton, Connecticut 06484, Attention of David Short (Telecopy No. (203) 844-8495); and

(vi) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, an Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the applicable Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or the date specified for any mandatory prepayment of any Term Loan under Section 2.11, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each affected Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as expressly provided in Section 9.15), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender or (viii) change any other provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral of or in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, an Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche A Lenders) or the Tranche A Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder (in the case of the Existing Letters of Credit, without duplication of any fees or expenses previously paid in connection with any issuance, amendment, renewal or extension thereof) and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Banks or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Banks or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is instituted by a third party or by the Borrower or any Loan Party); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, an Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and
(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) each Issuing Bank, provided that (1) no consent of any Issuing Bank shall be required for an assignment of all or any portion of a Term Loan and (2) if any Issuing Bank has not provided written notice of its objection to any proposed assignment within three Business Days of its receipt of notice thereof from the Administrative Agent, such Issuing Bank shall be deemed to have consented to such proposed assignment.

(ii)     Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Loan, $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                  For purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under
Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Banks or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement acting in its capacity as such, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or to any actual or prospective counterparty (or its advisors) to any Hedging Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Effective Date, such information is clearly identified at the time of delivery as confidential or is of a nature that the recipient should reasonably believe to be confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with such Act.

SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15. Release of Subsidiary Loan Parties and Collateral. (a) Notwithstanding any contrary provision herein or in any other Loan Document, (i) upon (A) any sale or other transfer in the ordinary course of business by the Borrower or any Subsidiary of any Collateral consisting of inventory or used, surplus, obsolete or outmoded machinery or equipment or (B) the effectiveness of any written consent (pursuant to Section 9.02) to the release of all or any portion of the security interest granted in any Collateral, the security interest in such Collateral shall automatically be released and (ii) if the Borrower shall request the release under the Collateral Agreement or any other Security Document of any Subsidiary or any Collateral to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary owning any such Subsidiary or Collateral) to a Person other than the Borrower or a Subsidiary in a non-ordinary-course transaction permitted under the terms of this Agreement and shall deliver to the Administrative Agent a certificate to the effect that such sale or other disposition and the application of the proceeds thereof will comply with the terms of this Agreement, the Administrative Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary or such Collateral substantially simultaneously with or at any time after the completion of such sale or other disposition. Any such release shall be without recourse to, or representation or warranty by, the Administrative Agent and shall not require the consent of any Lender. The Administrative Agent shall execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of Collateral required by this paragraph.

(b) Without limiting the provisions of Section 9.03, the Borrower shall reimburse the Administrative Agent for all reasonable out-of-pocket expenses, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, incurred by it in connection with any action contemplated by this Section 9.15.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             THE DRESS BARN, INC.,

                                                          by
                                          /S/ DAVID R. JAFFE
                                          Name: David R. Jaffe
                                          Title: President and CEO


                                         JPMORGAN CHASE BANK, N.A., individually
                                           and as Administrative Agent and
                                              Collateral Agent,

                                                          by
                                             -------------------------
                                      Name:
                                     Title:


                                             BANK OF AMERICA, N.A.,

                                                          by
                                             -------------------------
                                      Name:
                                     Title:

                SIGNATURE PAGE TO THE
                DRESS BARN, INC.
                CREDIT AGREEMENT DATED
                AS OF JANUARY 3, 2005




                              Name of Lender:________________________________



                     by____________________________________
                                                        Name:
                                                        Title: